Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald R. Dinkel and Scott B. Flaherty his true and lawful attorneys-in-fact, singly, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald R. Dinkel Gerald R. Dinkel	Chief Executive Officer & Manager	January 4, 2011

/s/ Scott B. Flaherty Scott B. Flaherty	Chief Financial Officer	January 4, 2011

/s/ Gen. William Keys Gen. William Keys, USMC (ret.)	Manager	January 4, 2011

/s/ Marc Baliotti Marc Baliotti	Manager	January 4, 2011

/s/ Gen. the Lord Guthrie of Craigiebank Gen. the Lord Guthrie of Craigiebank	Manager	January 4, 2011

/s/ Michael Holmes Michael Holmes	Manager	January 4, 2011

/s/ Vincent Lu Vincent Lu	Manager	January 4, 2011

/s/ John P. Rigas John P. Rigas	Manager	January 4, 2011

/s/ Daniel J. Standen Daniel J. Standen	Manager	January 4, 2011

/s/ Gen. Gordon R. Sullivan, USA (ret.) Gen. Gordon R. Sullivan, USA (ret.)	Manager	January 4, 2011

/s/ Philip A. Wheeler Philip A. Wheeler	Manager	January 4, 2011